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                                                                     Exhibit 5.1


                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                 ATTORNEYS AT LAW
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                      INCLUDING PROFESSIONAL CORPORATIONS
                               1700 PACIFIC AVENUE
AUSTIN                             SUITE 4100
BRUSSELS                       DALLAS, TEXAS 75201
DALLAS                           (214) 969-2800
HOUSTON                          FAX (214) 969-4343
LONDON                           www.akingump.com
LOS ANGELES
MOSCOW
NEW YORK               WRITER'S DIRECT DIAL NUMBER 214/969-4256
PHILADELPHIA          WRITER'S E-MAIL ADDRESS autay@akingump.com
SAN ANTONIO
WASHINGTON, D.C.


                                 March 18, 1999

Century Business Services, Inc.
6480 Rockside Woods Boulevard South
Suite 330
Cleveland, Ohio 44131

         Re:      Century Business Services, Inc.
                  Registration Statement on Form S-8
                  Dated March 18, 1999 (the "Registration Statement")

Ladies and Gentlemen:

         We have acted as counsel to Century Business Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of up to 500,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), which may be issued by the Company from time to time in the future under the Beall, Garner, Screen & Geare, Inc. Employee Savings and Stock Ownership Plan (the "Plan").

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended, the Shares, when issued and delivered in accordance with the Plan, and for consideration of at least the par value
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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
Century Business Services, Inc.
March 18, 1999
Page 2


of the Shares, will constitute legally issued, fully paid and non-assessable securities of the Company.

         The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by any other jurisdiction.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement.


                                Very truly yours,

                                /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                ---------------------------------------------
                                AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.